UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2011
VANDA PHARMACEUTICALS INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-34186	03-0491827

(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9605 Medical Center Drive Suite 300 Rockville, Maryland	20850

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (240) 599-4500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
     At the 2011 annual meeting of stockholders of Vanda Pharmaceuticals Inc. (the “Company”) held on June 16, 2011 (the “Annual Meeting”), the following proposals were submitted to the stockholders of the Company:

Proposal 1:	The election of two directors to serve as Class II directors for a term of three years until the 2014 annual meeting of stockholders.

Proposal 2:	The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Proposal 3:	The approval on an advisory non-binding basis of the compensation of the Company’s named executive officers.

Proposal 4:	The approval on an advisory non-binding basis of a resolution regarding the frequency of holding an advisory non-binding vote on the compensation of the Company’s named executive officers.
For more information about the foregoing proposals, see the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2011 (the “Proxy Statement.”) Of the 28,103,441 shares of the Company’s common stock entitled to vote at the Annual Meeting, 25,082,272 shares, or approximately 89.2%, were represented at the meeting in person or by proxy, constituting a quorum. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, in respect of each such matter is set forth below:

Proposal 1:	Election of Directors.
The Company’s stockholders elected the following two directors to serve as Class II directors until the 2014 annual meeting of stockholders. The votes regarding the election of directors were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Richard W. Dugan	16,502,912	1,171,231	7,408,129
Vincent J. Milano	16,570,313	1,103,830	7,408,129

Proposal 2:	Ratification of PricewaterhouseCoopers LLP.
The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
23,089,618	1,964,490	28,164	0

Proposal 3:	Compensation of Officers.
The Company’s stockholders approved on an advisory non-binding basis the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
15,767,113	1,865,625	41,405	7,408,129

Proposal 4:	Frequency of Advisory Vote on Compensation of Officers.

The Company’s stockholders approved the option of holding an advisory non-binding vote to approve the compensation of the Company’s named executive officers once every “1 Year.” The votes regarding this proposal were as follows:

1 Year	2 Years	3 Years	Votes Abstaining	Broker Non-Votes
14,254,208	71,666	3,290,002	58,267	7,408,129
Based on the voting results for this proposal, the Company determined that an advisory vote to approve the compensation of the named executive officers of the Company will be conducted on an annual basis, until the next advisory vote on this matter is held.
Item 8.01. Other Events.
     On June 16, 2011, at a meeting of the Board of Directors of the Company (the “Board”), the Board appointed Vincent J. Milano, a current director of the Company, as a member of Compensation Committee of the Board (the “Compensation Committee”). Following this appointment, the Compensation Committee consists of Argeris N. Karabelas, Ph.D., H. Thomas Watkins, Howard Pien and Vincent J. Milano. The Board also appointed Steven K. Galson, M.D., a current director of the Company, as a member of the Nominating/Corporate Governance Committee of the Board (the “Nominating/Corporate Governance Committee”). Following this appointment, the Nominating/Corporate Governance Committee consists of Richard W. Dugan, Argeris N. Karabelas, Ph.D., H. Thomas Watkins and Steven K. Galson, M.D.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANDA PHARMACEUTICALS INC.
By:	/s/ James P. Kelly
	Name:	James P. Kelly
	Title:	Senior Vice President, Chief Financial Officer, Secretary and Treasurer

Dated: June 17, 2011